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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
Press Contact:	Arthur Coppola, Chairman and Chief Executive Officer,
Edward C. Coppola, President or
Thomas O'Hern, Senior Executive Vice President,
Chief Financial Officer and Treasurer
(310) 394-6000

MACERICH ANNOUNCES A 13% INCREASE IN AFFO PER SHARE

        Santa Monica, CA (2/03/12)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended December 31, 2011 which included funds from operations ("FFO") diluted of $118.8 million compared to $108.9 million for the quarter ended December 31, 2010. Adjusted FFO ("AFFO") was $124.6 million for the quarter ended December 31, 2011 compared to $108.9 million for the quarter ended December 31, 2010 and AFFO per share-diluted was $.87 for the quarter ended December 31, 2011 compared to $.77 for the quarter ended December 31, 2010. AFFO per share-diluted was $2.88 for 2011 compared to $2.66 for 2010. Net income available to common stockholders was $163.1 million or $1.23 per share-diluted compared to net income available to common stockholders for the quarter ended December 31, 2010 of $23.6 million or $.18 per share-diluted. A description and reconciliation of FFO per share-diluted and AFFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot increased 12.9% to $489 for the year ended December 31, 2011 compared to $433 for the year ended December 31, 2010.

  •
  The releasing spreads for the year ended December 31, 2011 were up 13.7%.

  •
  Adjusted FFO per share was up 13.0% compared to the quarter ended December 31, 2010.

  •
  Mall occupancy was at 92.7% at December 31, 2011, up from 91.9% at September 30, 2011.

        Commenting on the quarter and recent events, Arthur Coppola chairman and chief executive officer of Macerich stated, "We are pleased to announce another quarter of double-digit growth in AFFO. That growth was fueled by strong fundamentals in our portfolio with solid tenant sales growth, good releasing spreads and continued same center net operating income growth."

Balance Sheet Activity:

        In December, the Company executed a $125 million, seven year, unsecured note at LIBOR plus 2.20%. Proceeds were used to pay down the Company's line of credit.

        On February 1, 2012, the Company closed on a $75 million, 10-year fixed rate loan secured by La Encantada Center. The new loan has a rate of 4.22%. The rate on the maturing $75 million loan was 5.84%.

        The Company has arranged a $140 million, 10-year fixed rate loan on Pacific View Mall in Ventura, California. The loan is expected to close in March with an interest rate of approximately 4.00%. The asset is currently unencumbered by debt.

        In December 2011, the title to Shoppingtown Mall was transferred to the loan servicer. The $39 million loan that was secured by Shoppingtown Mall was forgiven in a deed in lieu of foreclosure transaction. A loss on extinguishment of debt of $3.9 million was recorded. Valley View mall continues under the control of a receiver and the ultimate disposition of this asset is expected in the first half of 2012. The impact of both assets for the quarter (-$.04 per share) and for the full year (-$.09) has been excluded from AFFO.

Joint Venture Activity:

        In December 2011, the Company and its joint venture partner reached agreement for the distribution and conveyance of interests in SDG Macerich Properties, L.P., a Delaware limited partnership ("SDG Macerich") that owned 11 regional malls in a 50/50 partnership. Six of the eleven assets were distributed to Macerich in December 2011. Macerich received 100% ownership of Eastland Mall in Evansville, Indiana, Lake Square Mall in Leesburg, Florida, SouthPark Mall in Moline, Illinois, Southridge Mall in Des Moines, Iowa, NorthPark Mall in Davenport, Iowa and Valley Mall in Harrisonburg, Virginia. These wholly-owned assets were recorded at fair value at the date of transfer, which resulted in a gain for Macerich of $188.3 million. The gain reflected the fair value of the net assets received in excess of the book value of the Company's interest in the former partnership.

2012 Earnings Guidance:

        Management is issuing its 2012 FFO and Adjusted FFO guidance ranges as reflected below. The AFFO guidance excludes the expected results of Valley View mall. The Company's definition of FFO and AFFO is included in the financial tables accompanying this press release.

        A reconciliation of EPS to FFO per share and AFFO per share follows:

Estimated EPS range:	$1.93 - $2.01
Less: Gain on asset sales	-.98 - -.98
Plus: real estate depreciation and amortization	$2.43 - $2.43

Estimated range for FFO per share- diluted	$3.38 to $3.46
Less: positive FFO impact of Valley View	-.32 - -.32

Estimated Adjusted FFO per share-diluted:	$3.06 to $3.14

        The guidance excludes the impact of any possible future acquisitions and excludes the impact of Valley View which is under the control of a receiver. The Company's guidance does factor in the dilutive impact from the sale of non-core assets in the first half of 2012.

        Macerich is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. Macerich now owns approximately 66 million square feet of gross leaseable area consisting primarily of interests in 65 regional shopping centers. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins today, February 3, 2012 at 10:30 AM Pacific Time. To listen to the call, please go to any of these websites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2010, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended December 31,		For the Three Months Ended December 31,		For the Three Months Ended December 31,
	Unaudited				Unaudited
	2011	2010	2011	2010	2011	2010
Minimum rents	$118,751	$112,052	(1,310)	$(2,085)	$117,441	$109,967
Percentage rents	10,489	8,454	(158)	(181)	10,331	8,273
Tenant recoveries	64,842	63,081	(909)	(1,201)	63,933	61,880
Management Companies' revenues	11,942	10,028	—	—	11,942	10,028
Other income	11,743	10,270	(75)	(84)	11,668	10,186

Total revenues	217,767	203,885	(2,452)	(3,551)	215,315	200,334

Shopping center and operating expenses	67,882	64,021	(1,538)	(2,023)	66,344	61,998
Management Companies' operating expenses	19,560	21,718	—	—	19,560	21,718
Income tax benefit	(298)	(3,950)	—	—	(298)	(3,950)
Depreciation and amortization	70,831	64,882	(361)	(1,710)	70,470	63,172
REIT general and administrative expenses	5,237	4,999	—	—	5,237	4,999
Interest expense	47,843	53,507	(271)	(603)	47,572	52,904
(Loss) gain on early extinguishment of debt	(5,378)	2,053	3,929	—	(1,449)	2,053
Loss on remeasurement, sale or write down of assets, net	(42,823)	(77)	(3,584)	—	(46,407)	(77)
Co-venture interests(b)	(2,027)	(2,547)	—	—	(2,027)	(2,547)
Equity in income of unconsolidated joint ventures	219,156	27,621	—	—	219,156	27,621
Income from continuing operations	175,640	25,758	63	785	175,703	26,543
Discontinued operations:
Loss on sale or disposition of assets, net	—	—	(345)	—	(345)	—
Gain (loss) from discontinued operations	—	—	282	(785)	282	(785)
Total loss from discontinued operations	—	—	(63)	(785)	(63)	(785)
Net income	175,640	25,758	—	—	175,640	25,758
Less net income attributable to noncontrolling interests	12,533	2,200	—	—	12,533	2,200

Net income available to common stockholders	$163,107	$23,558	$0	$0	$163,107	$23,558

Average number of shares outstanding—basic	132,128	130,301			132,128	130,301

Average shares outstanding, assuming full conversion of OP Units(c)	143,165	142,031			143,165	142,031

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	143,165	142,031			143,165	142,031

Per share income—diluted before discontinued operations	—	—			$1.23	$0.19

Net income per share—basic	$1.23	$0.18			$1.23	$0.18

Net income per share—diluted	$1.23	$0.18			$1.23	$0.18

Dividend declared per share	$0.55	$0.50			$0.55	$0.50

FFO—basic(c)(d)	$118,783	$108,921			$118,783	$108,921

FFO—diluted(c)(d)	$118,783	$108,921			$118,783	$108,921

FFO per share—basic(c)(d)	$0.83	$0.77			$0.83	$0.77

FFO per share—diluted(c)(d)	$0.83	$0.77			$0.83	$0.77

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$0.87	$0.77			$0.87	$0.77

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Twelve Months Ended December 31,		For the Twelve Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited				Unaudited
	2011	2010	2011	2010	2011	2010
Minimum rents	$453,439	$423,151	(7,131)	$(9,449)	$446,308	$413,702
Percentage rents	20,721	18,411	(549)	(530)	20,172	17,881
Tenant recoveries	254,380	243,303	(4,154)	(4,888)	250,226	238,415
Management Companies' revenues	40,404	42,895	—	—	40,404	42,895
Other income	34,357	30,800	(217)	(300)	34,140	30,500

Total revenues	803,301	758,560	(12,051)	(15,167)	791,250	743,393

Shopping center and operating expenses	263,341	246,066	(7,524)	(8,884)	255,817	237,182
Management Companies' operating expenses	86,587	90,414	—	—	86,587	90,414
Income tax benefit	(6,110)	(9,202)	—	—	(6,110)	(9,202)
Depreciation and amortization	269,286	246,812	(3,955)	(6,731)	265,331	240,081
REIT general and administrative expenses	21,113	20,703	—	—	21,113	20,703
Interest expense	198,025	212,818	(2,740)	(2,655)	195,285	210,163
(Loss) gain on early extinguishment of debt	(14,517)	3,661	3,929	—	(10,588)	3,661
(Loss) gain on remeasurement, sale or write down of assets, net	(76,338)	474	34,059	23	(42,279)	497
Co-venture interests(b)	(5,806)	(6,193)	—	—	(5,806)	(6,193)
Equity in income of unconsolidated joint ventures	294,677	79,529	—	—	294,677	79,529
Income from continuing operations	169,075	28,420	40,156	3,126	209,231	31,546
Discontinued operations:
Loss on sale or disposition of assets, net	—	—	(37,988)	(23)	(37,988)	(23)
Loss from discontinued operations	—	—	(2,168)	(3,103)	(2,168)	(3,103)
Total loss from discontinued operations	—	—	(40,156)	(3,126)	(40,156)	(3,126)
Net income	169,075	28,420	—	—	169,075	28,420
Less net income attributable to noncontrolling interests	12,209	3,230	—	—	12,209	3,230

Net income available to common stockholders	$156,866	$25,190	$0	$0	$156,866	$25,190

Average number of shares outstanding—basic	131,628	120,346			131,628	120,346

Average shares outstanding, assuming full conversion of OP Units(c)	142,986	132,283			142,986	132,283

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	142,986	132,283			142,986	132,283

Per share income—diluted before discontinued operations	—	—			$1.46	$0.21

Net income per share—basic	$1.18	$0.19			$1.18	$0.19

Net income per share—diluted	$1.18	$0.19			$1.18	$0.19

Dividend declared per share	$2.05	$2.10			$2.05	$2.10

FFO—basic(c)(d)	$399,559	$351,308			$399,559	$351,308

FFO—diluted(c)(d)	$399,559	$351,308			$399,559	$351,308

FFO per share—basic(c)(d)	$2.79	$2.66			$2.79	$2.66

FFO per share—diluted(c)(d)	$2.79	$2.66			$2.79	$2.66

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$2.88	$2.66			$2.88	$2.66

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
The Company has classified the results of operations on any dispositions as discontinued operations for the three and twelve months ended December 31, 2011 and 2010.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

Adjusted FFO ("AFFO") excludes the negative FFO impact of Shoppingtown Mall and Valley View Center for the three and twelve months ended December 31, 2011. In December 2011, the Company conveyed Shoppingtown Mall to the lender by a deed in lieu of foreclosure and Valley View Center is in receivership.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that AFFO and AFFO on a diluted basis provide useful supplemental information regarding the Company's performance as they show a more meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's results without taking into account the unrelated non-cash charges on properties controlled by either a receiver or loan servicer, which are non-routine items. FFO and AFFO on a diluted basis are measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO and AFFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and are not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO and AFFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

NAREIT recently clarified that under NAREIT's definition of FFO, impairment write-downs of real estate should be added back to net income. Beginning with the three and twelve months ended December 31, 2011, the Company has revised its definition of FFO to add back impairment write-downs of real estate to its net income. Given that there were no impairment write-downs of real estate in the three months and year ended December 31, 2010, FFO for those periods was not impacted by the revised definition.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Pro rata share of unconsolidated joint ventures:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2011	2010	2011	2010
Revenues:
Minimum rents	$82,079	$78,143	$311,439	$300,637
Percentage rents	7,476	6,650	15,433	13,458
Tenant recoveries	40,196	36,868	151,938	149,357
Other	7,323	6,685	24,400	21,418

Total revenues	137,074	128,346	503,210	484,870

Expenses:
Shopping center and operating expenses	48,678	43,983	178,169	170,221
Interest expense	32,175	31,342	123,713	125,858
Depreciation and amortization	25,370	25,721	115,431	109,906

Total operating expenses	106,223	101,046	417,313	405,985

Gain on remeasurement, sale or write down of assets, net	188,245	124	200,828	823
Gain (loss) on early extinguishment of debt	60	—	7,852	(689)
Equity in income of joint ventures	—	197	100	510

Net income	$219,156	$27,621	$294,677	$79,529

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income to FFO and AFFO(d):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2011	2010	2011	2010
Net income available to common stockholders	$163,107	$23,558	$156,866	$25,190
Adjustments to reconcile net income to FFO—basic
Noncontrolling interests in OP	14,073	2,330	13,529	2,497
Loss (gain) on remeasurement, sale or write down of consolidated assets, net	42,823	77	76,338	(474)
plus gain on undepreciated asset sales—consolidated assets	—	—	2,277	—
plus non-controlling interests share of (loss) gain on remeasurement, sale or write down of consolidated joint ventures	(1,437)	—	(1,441)	2
Gain on remeasurement, sale or write down of assets from unconsolidated entities (pro rata), net	(188,245)	(124)	(200,828)	(823)
plus (loss) gain on undepreciated asset sales—unconsolidated entities (pro rata share)	(19)	124	51	613
Depreciation and amortization on consolidated assets	70,831	64,882	269,286	246,812
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(4,503)	(4,394)	(18,022)	(17,979)
Depreciation and amortization on joint ventures (pro rata)	25,370	25,721	115,431	109,906
Less: depreciation on personal property	(3,217)	(3,253)	(13,928)	(14,436)

Total FFO—basic	118,783	108,921	399,559	351,308
Additional adjustment to arrive at FFO—diluted:
Preferred units—dividends	—	—	—	—

Total FFO—diluted	$118,783	$108,921	$399,559	$351,308

Additional adjustments to arrive at AFFO—diluted:
Add: Shoppingtown Mall negative FFO	3,179	—	3,491	—
Add: Valley View Center negative FFO	2,684	—	8,786	—

Total AFFO—diluted	$124,646	$108,921	$411,836	$351,308

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO and AFFO per diluted share:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2011	2010	2011	2010
Earnings per share—diluted	$1.23	$0.18	$1.18	$0.19
Per share impact of depreciation and amortization of real estate	0.62	0.59	2.47	2.46
Per share impact of (gain) loss on remeasurement, sale or write down of assets	(1.02)	0.00	(0.86)	0.01

FFO per share—diluted	$0.83	$0.77	$2.79	$2.66

Per share impact of Shoppingtown Mall and Valley View Center negative FFO	0.04	0.00	0.09	0.00

AFFO per share—diluted	$0.87	$0.77	$2.88	$2.66

Reconciliation of Net income to EBITDA:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2011	2010	2011	2010
Net income available to common stockholders	$163,107	$23,558	$156,866	$25,190
Interest expense—consolidated assets	47,843	53,507	198,025	212,818
Interest expense—unconsolidated entities (pro rata)	32,175	31,342	123,713	125,858
Depreciation and amortization—consolidated assets	70,831	64,882	269,286	246,812
Depreciation and amortization—unconsolidated entities (pro rata)	25,370	25,721	115,431	109,906
Noncontrolling interests in OP	14,073	2,330	13,529	2,497
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(7,446)	(7,224)	(29,877)	(28,715)
Loss (gain) on early extinguishment of debt—consolidated entities	5,378	(2,053)	14,517	(3,661)
(Gain) loss on early extinguishment of debt—unconsolidated entities (pro rata)	(60)	—	(7,852)	689
Loss (gain) on remeasurement, sale or write down of assets—consolidated assets	42,823	77	76,338	(474)
Gain on remeasurement, sale or write down of assets—unconsolidated entities (pro rata)	(188,245)	(124)	(200,828)	(823)
Add: Non-controlling interests share of (loss) gain on sale of consolidated assets	(1,437)	—	(1,441)	2
Add: Non-controlling interests share of gain on sale of unconsolidated assets	—	—	—	93
Income tax benefit	(298)	(3,950)	(6,110)	(9,202)
Distributions on preferred units	208	207	832	831

EBITDA(e)	$204,322	$188,273	$722,429	$681,821

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2011	2010	2011	2010
EBITDA(e)	$204,322	$188,273	$722,429	$681,821
Add: REIT general and administrative expenses	5,237	4,999	21,113	20,703
Management Companies' revenues	(11,942)	(10,028)	(40,404)	(42,895)
Management Companies' operating expenses	19,560	21,718	86,587	90,414
Lease termination income, straight-line and above/below market adjustments to minimum rents of comparable centers	(6,136)	(6,000)	(21,903)	(22,599)
EBITDA of non-comparable centers	(23,883)	(14,976)	(85,040)	(61,178)

Same Centers—NOI(f)	$187,158	$183,986	$682,782	$666,266

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on remeasurement, sale or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of lease termination income, straight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1
MACERICH ANNOUNCES A 13% INCREASE IN AFFO PER SHARE